UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

GENERAL FORM FOR REGISTRATION OF SECURITIES

Under Section 12(b) or (g) of the Securities Exchange Act of 1934

Sierra Resource Group, Inc.

(Exact Name of Small Business Issuer in its Charter)

Date of earliest event reported:

January 10, 2013

Nevada	000-25301	88-0413922
(State of Incorporation)	(Commission File Number)	(IRS Employer ID No.)

9550 S. Eastern Avenue, Suite 253, Las Vegas, Nevada 89123

(Address of principal executive offices; zip code)

Registrant’s telephone number, including area code: (702) 462-7285

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01. Entry into a Material Definitive Agreement

On February 16, 2012 Sierra Resource Group Inc. (the “Company”) issued to Grand View Ventures, LLC (“Grand View”) a promissory note in the principal amount of $190,000 (the “February Note”) with a maturity date of February 15, 2013 and executed a security agreement securing the Company’s obligation under the February Note. On May 3, 2012, the Company issued to Grand View a promissory note in the principal amount of $133,000 (the “May Note”) with a maturity date of November 1, 2012 and amended the Security Agreement to additionally secure the Company’s obligation under the May Note. Both events were disclosed in the Company’s Quarterly Report for the period ending March 31, 2012, filed on May 21, 2012, and as subsequently amended.

Effective January 10, 2012 the Company has entered into a Forbearance Agreement with Grand View (the “Agreement”). In consideration for entering into the Agreement, the Company has agreed that it shall perform (or agree to the terms of) the following material requirements: (a) the May Note shall bear an 18% interest rate from November 1, 2012 forward, (b) a deed of trust on the Company’s 80% interest in the Chloride Copper Mine shall be filed to secure the February and May Notes , (c) the exercise price associated with Warrants issued in connection with the February and May Notes shall be reset, and (d) the Company shall issue additional warrants to purchase 6,750,000 shares of the Common Stock with an exercise price of $0.008 provided that the Company may repurchase a certain percentage of such warrants at a purchase price of $0.001 per share if the February and May Notes are paid prior to July 15, 2013. In consideration for entering into the agreement, Grand View has agreed to the following material terms:;(i) Grand View waives any defaults and breaches of the Company or all dates prior to the date of the Forbearance Agreement, (ii) both the February and May Notes are amended to extend the maturity date of each to July 15, 2013, and (iii) revisions to the February and May Securities Purchase Agreements and February Warrant modify the calculation of anti-dilution shares.

The foregoing is a summary description of certain of the terms of the above-referenced Agreement. It does not purport to be a complete description of the parties’ rights and obligations under the Agreement or the transactions contemplated by the Agreement. This description is qualified in its entirety by the terms of the Agreement, filed as Exhibit 10.1 to this Report.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description

10.1	Forbearance Agreement

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SIERRA RESOURCE GROUP, INC.

Date: January 16, 2013	By:	/S/ J. ROD MARTIN
J. Rod Martin
Chief Executive Officer